UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 29, 2022
(Date of earliest event reported)

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange

Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Preferred Stock, Series A	BOH.PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On April 29, 2022, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1. Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
S. Haunani Apoliona	28,388,019	1,203,067	475,416	-	4,525,007
Mark A. Burak	28,300,985	1,270,394	495,123	-	4,525,007
John C. Erickson	28,730,099	830,618	505,785	-	4,525,007
Joshua D. Feldman	28,690,031	879,593	496,878	-	4,525,007
Peter S. Ho	28,675,697	923,389	467,416	-	4,525,007
Michelle E. Hulst	28,698,610	876,114	491,778	-	4,525,007
Kent T. Lucien	29,108,542	481,880	476,080	-	4,525,007
Elliot K. Mills	29,422,631	145,887	497,984	-	4,525,007
Alicia E. Moy	28,752,933	831,320	482,249	-	4,525,007
Victor K. Nichols	28,727,456	838,710	500,336	-	4,525,007
Barbara J. Tanabe	28,332,814	1,272,206	461,482	-	4,525,007
Dana M. Tokioka	29,136,454	448,806	481,242	-	4,525,007
Raymond P. Vara, Jr.	28,690,309	888,260	487,933	-	4,525,007
Robert W. Wo	28,291,416	1,313,001	462,085	-	4,525,007

2. Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
24,082,441	5,396,289	587,772	-	4,525,007

3. Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
33,582,849	522,691	485,969	-	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary